NATURAL GAS SERVICES GROUP, INC.

                           2911 South County Road 1260
                              Midland, Texas 79706

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To be held on June 19, 2007


     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Natural Gas Services Group, Inc., a Colorado corporation, will be held at the Hilton Hotel, 117 West Wall Avenue, Midland, Texas 79701 on Tuesday, June 19, 2007 at 9:00 a.m., Central Time, for the purpose of considering and voting upon proposals:

     o To elect three directors to serve until the annual meeting of shareholders to be held in 2010, or until their successors are elected and qualify;

     o To ratify the reappointment of Hein & Associates LLP as independent auditors for 2007; and

     o To transact such other business as may properly be presented at the meeting or at any adjournment(s) of the meeting.

     Only shareholders of record at the close of business on May 8, 2007 are entitled to notice of and to vote at the meeting and at any adjournment(s) of the meeting.

     The enclosed proxy is solicited by and on behalf of the Board of Directors of Natural Gas Services Group, Inc. All shareholders are cordially invited to attend the meeting in person. Whether you plan to attend or not, please date, sign and return the accompanying proxy card in the enclosed return envelope, to which no postage need be affixed if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the meeting.


                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           /s/ Stephen C. Taylor

                                           Stephen C. Taylor

                                           Chairman of the Board, President and
                                           Chief Executive Officer

Midland, Texas
May 14, 2007

                        NATURAL GAS SERVICES GROUP, INC.

                           2911 South County Road 1260
                              Midland, Texas 79706

                                 PROXY STATEMENT
                                     FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 19, 2007


     This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Natural Gas Services Group, Inc., a Colorado corporation, to be used at the annual meeting of shareholders to be held at the Hilton Hotel, 117 West Wall Avenue, Midland, Texas 79701 on Tuesday, June 19, 2007 at 9:00 a.m., Central Time, and at any adjournment(s) of the meeting.

     This proxy statement and the accompanying proxy is being mailed to shareholders on or about May 14, 2007.

     Any person signing and mailing the enclosed proxy may revoke it at any time before it is voted by:

     o giving written notice of the revocation to Stephen C. Taylor, our President, at Natural Gas Services Group, Inc., 2911 South County Road 1260, Midland, Texas 79706;

     o    voting in person at the meeting; or

     o    voting again by submitting a new proxy card bearing a later date.

     Only the latest dated proxy card, including one which a person may vote in person at the meeting, will count. If not revoked, the proxy will be voted at the meeting in accordance with the instructions indicated on the proxy by the shareholder, or, if no instructions are indicated, will be voted "FOR" the election of three directors to serve until the 2010 annual meeting of shareholders and "FOR" the ratification of the reappointment of Hein & Associates LLP as independent auditors for 2007.

                                VOTING SECURITIES

     Voting rights are vested in the holders of common stock of Natural Gas Services Group, Inc., with each share entitled to one vote. Cumulative voting in the election of directors is not permitted. Only shareholders of record at the close of business on May 8, 2007 are entitled to notice of and to vote at the meeting or any adjournments of the meeting. On May 8, 2007, there were 12,069,166 shares of common stock outstanding.

     We will make a complete list of shareholders eligible to vote at the annual meeting available for examination during the ten days prior to the annual meeting. During such time, you may visit our executive offices during ordinary business hours to examine the shareholder list for any purpose germane to the annual meeting.

                         ACTIONS TO BE TAKEN AT MEETING

     The annual meeting has been called by the Board of Directors of Natural Gas Services Group, Inc. to consider and act upon the following matters:

     o To elect three directors to serve until the annual meeting of shareholders to be held in 2010, or until their successors are elected and qualify;

     o To ratify the reappointment of Hein & Associates LLP as independent auditors for 2007; and

     o To transact such other business as may properly come before the meeting or at any adjournment(s) of the meeting.

     Quorum. The holders of a majority of the outstanding shares of common stock present at the meeting in person or represented by proxy will constitute a quorum.

     Vote Required. If a quorum is present, directors are elected by a plurality of the votes cast at the Annual Meeting. This means that the three nominees for election as directors who receive the greatest number of votes cast in favor of their election will be elected to the Board of Directors. All other matters are approved if the votes cast in favor of the matter exceed the votes cast against the matter.

     Broker Non-Votes. A broker non-vote occurs when a shareholder that owns shares in "street name" through a nominee (usually a bank or a broker) fails to provide the nominee with voting instructions, and the nominee does not have discretionary authority to vote the shares with respect to the matter to be voted on, or otherwise fails to vote the shares. Broker non-votes are included in determining whether a quorum is present but are not considered a vote cast. Broker non-votes will not affect the outcome of a vote on a particular matter.

     Abstentions and Withheld Votes. Abstentions and withheld votes with respect to a proposal are counted for purposes of establishing a quorum. If a quorum is present, withheld votes will have no effect on the outcome of the vote for directors. Abstentions are not counted as a vote for or against a matter, but are considered votes cast on a matter.

     Other Business at the Meeting. We are not aware of (and have not received any notice with respect to) any business to be transacted at the Annual Meeting other than as described in this proxy statement. If any other matters properly come before the Annual Meeting, Stephen C. Taylor and Gene A Strasheim, the named proxies, will vote the shares represented by proxies on such matters in accordance with their discretion and best judgment.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

     Our Board of Directors is divided into three classes, each class to be as nearly equal in number as possible. At each annual meeting of shareholders, members of one of the classes, on a rotating basis, are elected for a three-year term. The authorized number of directors is currently set at eight. Our current directors are listed below by the year in which their terms expire:

          Terms Expiring at the             Terms Expiring at the            Terms Expiring at the
           2007 Annual Meeting               2008 Annual Meeting              2009 Annual Meeting
      -------------------------------    ----------------------------    -----------------------------
           John W. Chisholm                   Charles G. Curtis                William F. Hughes, Jr.

           Paul D. Hensley                    Gene A. Strasheim                Alan A. Baker

           Richard L. Yadon                   Stephen C. Taylor

     The terms of three current directors, Messrs. Chisholm, Hensley and Yadon, expire at the 2007 Annual Meeting of Shareholders.

     Shareholders will be electing three directors at the meeting. The Board is recommending Mr. Hensley and Mr. Yadon for re-election to the Board of Directors to serve for a three-year term expiring at the annual meeting of shareholders in 2010. Mr. Hensley and Mr. Yadon were previously elected by the shareholders. The Board is also recommending Mr. Chisholm for election to the Board of Directors to serve for a three-year term expiring at the annual meeting of shareholders in 2010. Mr. Chisholm was appointed as a director by the Board on December 19, 2006 to fill a vacancy created by expanding the size of the Board from seven to eight directors. Under Colorado law, the term of a director who is elected by the remaining directors to fill a vacancy expires at the next annual meeting of shareholders. Consequently, Mr. Chisholm's current term expires at the 2007 Annual Meeting of Shareholders.

     The persons named in the enclosed form of proxy will vote the shares represented by such proxy for the election of the three nominees for director named above. If, at the time of the meeting, any of these nominees becomes unavailable for any reason, which is not expected, the persons entitled to vote the proxy will vote for such substitute nominee or nominees, if any, as they determine in their sole discretion, or we may reduce the size of the Board.

     Biographical information for each person nominated as a director, and for each person whose term of office as a director will continue after the 2007 Annual Meeting, is set forth below.

Nominees for Directors for Terms to Expire in 2010

     Paul D. Hensley

     Paul D. Hensley, 54, was appointed as a director of Natural Gas Services Group in January 2005 to fill a vacancy on the Board of Directors and was first elected as a director at the annual meeting of shareholders held in June 2005. He is the founder of and has served as President and as a director of Screw Compression Systems, Inc., or "SCS", since its inception in 1997. SCS became a wholly owned subsidiary of Natural Gas Services Group in January 2005 when we purchased all of the outstanding capital stock of SCS. Mr. Hensley has over 30 years of industry experience.

     John W. Chisholm

     John W. Chisholm, 52, was appointed as a director of Natural Gas Services Group on December 19, 2006 to fill a vacancy created by expanding the size of the Board from seven to eight directors. Mr. Chisholm is the founder of Wellogix, an oil and gas software company that develops software aimed at expediting the exchange of enterprise data and communication of complex engineered services. Mr. Chisholm has served on the Board of Directors of Flotek Industries, Inc. since 2002 and is a member of its Compensation Committee. Prior to founding Wellogix, Mr. Chisholm co-founded and served as President of ProTechnics Company from 1985 until its sale to Core Laboratories in December of 1996. Mr. Chisholm served as Senior Vice President of Global Sales and Marketing of Core Laboratories until 1998, when he started Chisholm Energy Partners, an investment fund focused on mid-size energy service companies. Mr. Chisholm holds a Business Administration degree from Fort Lewis College in Colorado. He currently serves on the Editorial Advisory Board on Middle East Technology of the Oil & Gas Journal.

     Richard L. Yadon

     Richard L. Yadon, 49, has served as a director since 2003. Mr. Yadon is one of the founders of Rotary Gas Systems Inc., a former subsidiary of Natural Gas Services Group, and served as an advisor to the Board of Directors of Natural Gas Services Group from June 2002 to June 2003. Since 1981, Mr. Yadon has owned and operated Yadeco Pipe & Equipment. Since December 1994, he has co-owned and served as President of Midland Pipe & Equipment, Inc. In April of 2007, Mr. Yadon became the sole owner of Midland Pipe & Equipment, Inc. Both of the companies Mr. Yadon owns are engaged in the business of providing oil and gas well drilling and completion services and equipment to oil and gas producers conducting operations in Texas, New Mexico, Louisiana and

Oklahoma. Since 1981, he has owned Yadon Properties, which owns and operates real estate in Midland, Texas. Mr. Yadon has 26 years of experience in the energy service industry.

     The Board of Directors recommends that shareholders vote "for" each of the three nominees named above.

Continuing Directors Whose Terms Expire in 2009

     William F. Hughes, Jr.

     William F. Hughes, Jr., 54, has served as a director of Natural Gas Services Group since December 2003. Since 1983, Mr. Hughes has been co-owner of The Whole Wheatery, LLC, a natural foods store located in Lancaster, California. Mr. Hughes holds a Bachelor of Science degree in Civil Engineering from the United States Air Force Academy and a Master of Science degree in Engineering from the University of California at Los Angeles.

     Alan A. Baker

     Alan A. Baker, 74, was appointed as a director of Natural Gas Services Group on March 20, 2006 to fill a vacancy on the Board of Directors created by the retirement on December 31, 2005 of Wallace C. Sparkman, our former Chairman of the Board of Directors and Chief Executive Officer. Mr. Baker was elected as a director of Natural Gas Services Group at the 2006 annual meeting of shareholders to serve a three year term expiring in 2009. Mr. Baker has served as a consultant to Halliburton Company and previously served as President, Chairman and Chief Executive Officer of Halliburton Company's Energy Services Group, Houston, Texas, from 1991 until his retirement in 1995. Mr. Baker joined Halliburton Services in 1954 after graduating with a degree in petroleum engineering from Marietta College in Ohio. Mr. Baker has served Halliburton Services as Senior Vice President for U.S. Operations, Senior Vice President for International Operations and as President of the Vann Systems Division of Halliburton Company. Mr. Baker also served as a member of Halliburton's executive committee. Mr. Baker has served on the Boards of Noble Affiliates, National Gas and Oil, Crestar Energy of Canada and the Mid-Continent Oil and Gas Association. He is Trustee Emeritus of Marietta College and is a registered professional engineer.

Continuing Directors Whose Terms Expire in 2008

     Charles G. Curtis

     Charles G. Curtis, 74, has served as a director since April 2001. Since 2002, substantially all of Mr. Curtis' business activities have been devoted to managing personal investments. From 1992 until 2002, Mr. Curtis was the President and Chief Executive Officer of Curtis One, Inc., a manufacturer of aluminum and steel mobile stools and mobile ladders. From 1988 to 1992, Mr. Curtis was the President and Chief Executive Officer of Cramer, Inc., a manufacturer of office furniture. Mr. Curtis has a Bachelor of Science degree from the United States Naval Academy and a Master of Science degree in Aeronautical Engineering from the University of Southern California.

     Gene A. Strasheim

     Gene A. Strasheim, 66, has served as a director since 2003. From 2001 to 2004, Mr. Strasheim was a financial consultant to Skyline Electronics/Products, a manufacturer of circuit boards and large remotely controlled digital interstate highway signs. From 1992 to 2001, Mr. Strasheim was the Chief Financial Officer of Skyline Electronics/Products. From 1985 to 1992, Mr. Strasheim was the Vice President-Finance and Treasurer of CF&I Steel Corporation. Prior to that, Mr. Strasheim was the Vice President-Finance for two companies and was a partner with the public accounting firm of Deloitte Haskins & Sells. Mr. Strasheim has practiced as a certified public accountant in three states. Mr. Strasheim holds a Bachelor degree in Business from the University of Wyoming.

     Stephen C. Taylor

     Stephen C. Taylor, 53, was elected by the Board of Directors of Natural Gas Services Group to assume the position of President and Chief Executive Officer in January 2005. Mr. Taylor was elected as a Director at the annual meeting of shareholders in June 2005. Effective January 1, 2006, Mr. Taylor was appointed Chairman of the Board of Directors. Immediately prior to joining Natural Gas Services Group, Mr. Taylor held the position of General Manager - US Operations for Trican Production Services, Inc. from 2002 through 2004. Mr. Taylor joined Halliburton Resource Management in 1976, becoming its Vice President - Operations in 1989. Beginning in 1993, he held multiple senior level management positions with Halliburton Energy Services until 2000 when he was elected Senior Vice President/Chief Operating Officer of Enventure Global Technology, LLC, a joint-venture deep water drilling technology company owned by Halliburton Company and Shell Oil Company. Mr. Taylor elected early retirement from Halliburton Company in 2002 to join Trican Production Services, Inc. Mr. Taylor holds a Bachelor of Science degree in Mechanical Engineering from Texas Tech University and a Master of Business Administration degree from the University of Texas at Austin.

                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

     Natural Gas' Board of Directors held six meetings during the fiscal year ended December 31, 2006. Each director attended at least 75% of the total number of Board meetings held while such person was a director. Each director also attended at least 75% of all of the meetings held by all committees of the Board of Directors for which he served (during the periods that he served). The Board of Directors acts from time to time by unanimous written consent in lieu of holding a meeting. During the fiscal year ended December 31, 2006, the Board of Directors took action by unanimous written consent two times.

     We typically schedule a Board meeting in conjunction with our annual meeting of shareholders. Although we do not have a formal policy on the matter, we expect our directors to attend each annual meeting, absent a valid reason, such as illness or an unavoidable schedule conflict. Last year, all of the individuals then serving as directors attended our 2006 annual meeting of shareholders.

     To assist it in carrying out its duties, the Board has delegated certain authority to four separately designated standing committees. These committees are described below.

Audit Committee

     The members of the Audit Committee through June 19, 2006 were Gene A. Strasheim (Chairman), Charles G. Curtis, William F. Hughes, Jr. and Richard L. Yadon.

     At the Board of Directors meeting held on June 20, 2006, Messrs. Strasheim (Chairman), Curtis and Hughes were reappointed to the Audit Committee, and Mr. Yadon was removed from the Audit Committee.

     The current members of the Audit Committee are Messrs. Strasheim (Chairman), Curtis and Hughes.

     The primary functions of the Audit Committee include:

     o assisting the Board in fulfilling its oversight responsibilities as they relate to our accounting policies, internal controls, financial reporting practices and legal and regulatory compliance;

     o    hiring independent auditors;

     o monitoring the independence and performance of our independent auditors;

     o maintaining, through regularly scheduled meetings, a line of communication between the Board, our financial management and independent auditors; and

     o overseeing compliance with our policies for conducting business, including ethical business standards.

     The Audit Committee met six times during the last fiscal year.

     Our Board of Directors has determined that Gene A. Strasheim is qualified as an "audit committee financial expert" as that term is defined in the rules of the Securities and Exchange Commission.

     Our common stock is listed for trading on the American Stock Exchange. Under rules of the American Stock Exchange, the Audit Committee is to be comprised of three or more directors, each of whom must be "independent". Our Board has determined that all of the members of the Audit Committee are independent, including Mr. Strasheim, as defined in the listing standards of the American Stock Exchange, or "AMEX", and the rules of the Securities and Exchange Commission.

     The Board of Directors has adopted an Audit Committee Charter. A copy of the charter can be found on our website at www.ngsgi.com.

Compensation Committee

     Through June 19, 2006, the Compensation Committee was comprised of William
F. Hughes, Jr. (Chairman), Charles G. Curtis, Gene A. Strasheim and Richard L. Yadon. On June 20, 2006, Messrs. Hughes (Chairman) and Yadon were reappointed to the Compensation Committee, and Messrs. Strasheim and Curtis were removed from the Compensation Committee. In addition, on June 20, 2006, Alan A. Baker was appointed to the Compensation Committee. Mr. John W. Chisholm was appointed to the Compensation Committee on December 19, 2006.

     The current members of the Compensation Committee are Messrs. Hughes (Chairman), Baker, Yadon and Chisholm.

     Our Board has determined that all of the members of the Compensation Committee are independent, as defined in the listing standards of AMEX and the rules of the Securities and Exchange Commission.

     The Compensation Committee assists the Board in overseeing:

     o the management of our human resources, including compensation and benefits programs, and the evaluation of the Chief Executive Officer's performance and compensation; and

     o    the evaluation of management.

     The Compensation Committee's policy is to offer the executive officers competitive compensation packages that will permit us to attract and retain individuals with superior abilities and to motivate and reward such individuals in an appropriate fashion in the long-term interests of Natural Gas Services Group and its shareholders. Currently, executive compensation is comprised of salary and cash bonuses and awards of long-term incentive opportunities in the form of stock options under our 1998 Stock Option Plan.

     During the last fiscal year there were seven meetings of the Compensation Committee.

     A current copy of our Compensation Committee Charter is available on our website at www.ngsgi.com.

Governance, Personnel Development, and Nominating Committee

     Through June 19, 2006, the Governance, Personnel Development and Nominating Committee was composed of Charles G. Curtis (Chairman), William F. Hughes, Jr., Gene A. Strasheim and Richard L. Yadon.

     At our Board of Directors meeting held on June 20, 2006, this committee was dissolved and two new committees were created in its place, the Governance and Personnel Development Committee and the Nominating Committee.

     On June 20, 2006, Messrs. Curtis (Chairman) and Yadon and Alan A. Baker were appointed to serve on the Governance and Personnel Development Committee. On December 19, 2006, John W. Chisholm was appointed to serve on the Governance and Personnel Development Committee. The current members of the Governance and

Personnel Development Committee are Messrs. Curtis (Chairman), Yadon, Baker and Chisholm.


     Messrs. Yadon, Strasheim and Curtis were appointed on June 20, 2006 to serve on the Nominating Committee, all of whom compose the current members of the Nominating Committee. Mr. Yadon serves as Chairman of the Nominating Committee.

     Prior to its dissolution, the functions of the Governance, Personnel Development, and Nominating Committee included:

     o identifying individuals qualified to become board members, consistent with the criteria approved by the Board;

     o recommending director nominees and individuals to fill vacant positions;

     o assisting the Board in interpreting the Governance Guideline, the Code of Business Conduct and Ethics and any other similar governance documents adopted by the Board;

     o    overseeing the evaluation of the Board and its committees;

     o    generally overseeing the governance of the Board; and

     o    overseeing executive development and succession and diversity efforts.

     The functions above are now carried out by the Governance and Personnel Development Committee and the Nominating Committee. The Governance and Personnel Development Committee primarily focuses on overseeing the governance of the Board and its committes and interpreting the Governance Guidelines, the Code of Business Conduct and Ethics and other governance documents adopted by the Board. The Nominating Committee concentrates its efforts on identifying potential board members and recommending director nominees and individuals to fill vacant positions.

     The Governance, Personnel Development, and Nominating Committee met two times through June 20, 2006.

     The Governance and Personnel Development Committee and the Nominating Committee each met two times from June 20, 2006 through December 31, 2006.

     The charter adopted by the Board of Directors for the Governance, Personnel Development and Nominating Committee remains in place and is the charter under which the Governance and Personnel Development Committee and the Nominating Committee are currently operating. A current copy of the charter is available on our website at www.ngsgi.com. The Governance and Personnel Development Committee and the Nominating Committee are in the process of preparing charters specific to each of such Committees. Once completed and adopted, the charters will be made available through our website.

     Our Board of Directors has determined that each of the Governance and Personnel Development Committee and Nominating Committee members is "independent", as defined under the applicable rules and listing standards of AMEX.

     Our Nominating Committee will consider a director candidate recommended by a shareholder. A candidate must be highly qualified in terms of business experience and be both willing and expressly interested in serving on the Board. A shareholder wishing to recommend a candidate for the Committee's consideration should forward the candidate's name and information about the candidate's qualifications to Natural Gas Services Group, Inc., Nominating Committee, 2911 South County Road 1260, Midland, Texas 79706, Attn.: Richard L. Yadon, Chairman. Submissions must include sufficient biographical information concerning the recommended individual, including age, employment history for at least the past five years indicating employer's names and description of the employer's business, educational background and any other biographical information that would assist the

Committee in determining the qualifications of the individual. The Committee will consider recommendations received by a date not later than 120 calendar days before the date our proxy statement was released to shareholders in connection with the prior year's annual meeting for nomination at that annual meeting. The Committee will consider nominations received after that date at the annual meeting subsequent to the next annual meeting.

     The Committee evaluates nominees for directors recommended by shareholders in the same manner in which it evaluates other nominees for directors. Minimum qualifications include the factors discussed above.

Director Independence

     Our business, property and affairs are managed by or under the direction of the Board of Directors. Members of the Board are kept informed of our business through discussions with Mr. Taylor, our Chairman of the Board, Chief Executive Officer and President, and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. Four non-employee directors, Charles G. Curtis, William F. Hughes, Jr., Gene A. Strasheim and Richard L. Yadon, served on our Board of Directors throughout fiscal year 2006, and two other non-employee directors, Alan A. Baker and John
W. Chisholm, served as directors for a portion of the year.

     Messrs. Curtis, Hughes, Strasheim, Yadon, Baker and Chisholm have been determined to meet the definition of an "independent director" under rules of the American Stock Exchange, the independence standards applicable to us. These determinations are based primarily on responses of the Directors to questions regarding employment and compensation history, affiliations and family and other relationships, comparisons of the independence criteria under the AMEX rules to the particular circumstances of each Director and on discussions among the Directors.

     In considering and determining the independence of Mr. Curtis and Mr. Yadon, the Audit Committee reviewed and took into account their exercise of warrants as described below.

     In March 2001, we issued to Richard L. Yadon, a Director, a warrant to purchase 9,365 shares of our common stock at an exercise price of $2.50 per share, and expiring on December 31, 2006. In April 2002 we issued another warrant to Mr. Yadon to purchase 5,318 shares of our common stock at an exercise price of $3.25 per share, and expiring on April 23, 2007. Both of these warrants were issued to Mr. Yadon as consideration for his guarantee of payment of a portion of our bank debt. On November 30, 2006, Mr. Yadon exercised all of his warrants with a cash payment to us in the aggregate amount of approximately $41,000. The common stock was issued in reliance upon the exemptions from registration contained in Section 3(a)(9) and Section 4(2) of the Securities Act of 1933, as amended.

     In February and May 2001, Charles G. Curtis, a Director, purchased from us in a private placement a warrant to purchase 16,000 shares of our common stock and a warrant to purchase 24,000 shares. The exercise price of both warrants was $3.25 per share and the expiration date of the warrants was December 31, 2006. Utilizing a "cashless exercise" feature in the warrants, Mr. Curtis exercised the warrants on November 21, 2006 and a total of 30,857 shares of common stock were issued to him. The common stock was issued in reliance upon the exemptions from registration contained in Section 3(a)(9) and Section 4(2) of the Securities Act of 1933, as amended.

                                 CODE OF ETHICS

     Our Board of Directors has adopted a Code of Business Conduct and Ethics, or "Code", which is posted on our website at www.ngsgi.com. You may also obtain a copy of our Code by requesting a copy in writing at 2911 SCR 1260, Midland, Texas 79706 or by calling us at (432) 563-3974.

     Our Code provides general statements of our expectations regarding ethical standards that we expect our directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer, to adhere to while acting on our behalf. Among other things, the Code provides that:

     o    we will comply with all laws, rules and regulations;

     o our directors, officers and employees are to avoid conflicts of interest and are prohibited from competing with us or personally exploiting our corporate opportunities;

     o our directors, officers and employees are to protect our assets and maintain our confidentiality;

     o we are committed to promoting values of integrity and fair dealing; and that

     o we are committed to accurately maintaining our accounting records under generally accepted accounting principles and timely filing our periodic reports.

     Our Code also contains procedures for our employees to report, anonymously or otherwise, violations of the Code.


                               EXECUTIVE OFFICERS

     Biographical information for the executive officers of Natural Gas Services Group who are not directors is set forth below. There are no family relationships between any director or executive officer and any other director or executive officer. Executive officers serve at the discretion of the Board of Directors and until their successors have been duly elected and qualified, unless sooner removed by the Board of Directors. Officers are elected by the Board of Directors annually at its first meeting following the Annual Meeting of Shareholders.

     Earl R. Wait, 63, became Vice President - Accounting in January 2006. He served as our Chief Financial Officer from May 2000 to January 2006. He has also served as our Treasurer since 1998. Mr. Wait was our Chief Accounting Officer from 1998 to May 2000. During the period from 1993 to 2003, he also served as an officer or director of our former subsidiaries. Mr. Wait is a certified public accountant, has a Bachelor of Business Administration degree from Texas A&M University - Kingsville and holds a Master of Business Administration degree from Texas A&M University - Corpus Christi and has more than 25 years of experience in the energy industry.

     James R. Hazlett, 51, has served as Vice President - Technical Services since June 2005. Mr. Hazlett has also served as vice president of sales for Screw Compression Systems, Inc. since 1997, a position he continues to hold. Mr. Hazlett holds an Industrial Engineering degree from Texas A&M University and has over 27 years of industry experience.

                             EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction and Overview

     The Compensation Committee or, the "Committee," of the Board of Directors is responsible for determining the types and amounts of compensation we pay to our executives. The Committee operates under a written charter that you can view on our website at http://www.ngsgi.com. The Board of Directors has determined that each member of the Committee meets the independence requirements of the American Stock Exchange. The Board determines, in its business judgment, whether a particular Director satisfies the requirements for membership on the Committee set forth in the Committee's charter. None of the members of the Committee are current or former employees of Natural Gas Services Group or any of its subsidiaries.

     The Committee is responsible for formulating and administering our overall compensation principles and plans. This includes establishing the compensation paid to our Chief Executive Officer, meeting and consulting with our Chief Executive Officer to establish the compensation paid to our other executive officers, counseling our Chief Executive Officer as to different compensation approaches, administering our stock option plan, monitoring adherence to our compensation philosophy and conducting an annual, and sometimes more frequent, review of our compensation programs and philosophy regarding executive compensation.

     The Committee periodically meets in executive session without members of management or management directors present and reports to the Board of Directors on its actions and recommendations.

Compensation Philosophy and Objectives

     Our compensation philosophy is to provide an executive compensation program that:

     o rewards performance and talents necessary to advance our company objectives and further the interests of our stockholders;

     o is fair and reasonable and appropriately applied to each executive officer; and

     o    is competitive with compensation programs offered by our competitors.

     The overall objectives of our compensation philosophy are to:

     o provide a competitive level of current annual income that attracts and retains qualified executives at a reasonable cost to us;

     o    retain and motivate executives to accomplish our company goals;

     o provide long-term incentive compensation opportunities at levels appropriate for the respective responsibilities and performance of each executive;

     o align compensation and benefits with our business strategies and goals;

     o encourage the application of a decision making process that takes into account both short-term and long-term risks and the sometimes volatile nature of our industry; and

     o align the financial interests of our executives with those of our stockholders through the potential grant of equity based rewards.

     Our Committee supports these objectives by emphasizing compensation arrangements that we believe are reasonable and will attract and retain qualified executives and reward them for their efforts to further our long-term growth and success. At the same time, we remain cognizant of and aim to balance our executive compensation arrangements with the interests and concerns of our stockholders.

     We feel that our compensation philosophies and practices are more fully understood when viewed in the context of certain specific aspects of our history as a public company. Our initial public offering occurred in October 2002. Our market capitalization did not exceed $75.0 million until mid 2006. Given our small size in our earlier years as a public company, we chose to implement a relatively simple compensation framework for our executives. This framework consisted primarily of base salaries, cash bonuses and stock options. We have currently chosen to continue a relatively simple compensation framework for our executives and believe that by doing so we are able to establish a higher degree of understanding and certainty for our executives as well as the investing public, while at the same time avoiding complex benefit packages and agreements that can be, in some ways, difficult to understand and require significant time and cost to properly administer. In the end, we believe our compensation arrangements provide the desired results: fair and reasonable pay for achievements beneficial to Natural Gas Services Group and its stockholders.

Assistance Provided to the Committee

     The Committee makes all compensation decisions regarding our executive officers. Stephen C. Taylor, our Chief Executive Officer, annually reviews the performance of each of our executive officers (other than the Chief Executive Officer whose performance is reviewed by the Committee) and presents recommendations to the Committee with respect to salary and cash bonus percentage adjustments and stock option grants for our executives (other than the Chief Executive Officer whose salary, cash bonus percentage adjustments and stock option grants are determined solely by the Committee). The Committee may exercise its discretion in modifying any recommendations made by our Chief Executive Officer.

     The Committee also seeks the input and insight of Mr. Taylor concerning specific factors that Mr. Taylor believes to be appropriate for the Committee's consideration and which the Committee may not be aware of, such as extraordinary efforts or accomplishments of our executive officers. Mr. Taylor also advises the Committee on general topics such as the morale of our executives.

     Mr. Earl R. Wait, our Vice President - Accounting, assists the Committee in the compensation process by gathering and organizing data for their review.

Compensation Components

     We base our decisions regarding executive compensation primarily on our assessment of company performance, and each executive officer's leadership, performance and individual contributions to our business. The accounting and tax treatment of different elements of compensation has not to date had a significant impact on our use of any particular type of compensation. In reviewing the overall compensation of our officers, we have historically considered and used a mix of the following components or elements of executive compensation:

          o    base salary;

          o    cash bonuses under our incentive cash bonus program;

          o    stock option grants;

          o retirement and other benefits generally available to all of our employees; or

          o    limited perquisites.

     We do not presently and have not in the past used any of the following types of executive compensation:

          o    stock awards;

          o    defined benefit pension plans;

          o    tax gross-ups;

          o    employee stock purchase/ownership plans;

          o    supplemental executive retirement plans/benefits; or

          o    deferred compensation plans.

Compensation Evaluation Factors

     We continue, as we have in the past, to rely on the following factors in evaluating and determining the amount of compensation we pay our executives:

          o our general knowledge of executive compensation levels in the natural gas compression industry;

          o each executive's individual performance and the overall performance of Natural Gas Services Group; and

          o specific company financial metrics and the application of specific weights to such metrics.

The applicability of these factors varies depending on the type of compensation being evaluated and determined. For instance, we do not rely on weighted company financial metrics to evaluate and determine base salary levels, but such factor is the primary means through which we evaluate and determine the amount of the cash bonuses we award to our executives. Below is a more detailed discussion of how these factors apply to the different types of compensation we utilize.

Executive Compensation Levels of other Companies in the Natural Gas Compression and Related Businesses

     Historically, we have not focused on a specific peer group to evaluate and establish the compensation of our executive officers. We do, however, have some general knowledge of the executive compensation paid by certain of our competitors and general industry peers. These competitors include public and privately held companies in the natural gas compression business, industry partners and related businesses, such as natural gas well servicing. In order to maintain a compensation package that is competitive, we have considered, and continue to consider, the executive compensation paid by these companies in evaluating and establishing the compensation we pay our executive officers. Our competitors in the natural gas compression industry that are public companies are considerably larger than we are, and for this reason, we have not in the past and do not currently consider the specific amounts of executive compensation paid by such companies when evaluating or determining our executive compensation. We do, however, from time to time, consider the types of executive compensation offered by our competitors that are public companies and the annual increases or decreases on a percentage basis in such compensation

Individual and Company Performance - Base Salary and Stock Options

     We also evaluate compensation, particularly base salary levels and stock option awards, through an analysis of each executive officer's individual performance and the overall performance of Natural Gas Services Group, our goal being to strengthen the link between what we pay our executives and the performance of Natural Gas Services Group. Factors we consider in our analysis include:

          o the individual performance, leadership, business knowledge and level of responsibility of our officers;

          o the particular skill-set and longevity of service of the officer;

          o the effectiveness of the officer in implementing our overall strategy;

          o    the general level of competitive compensation packages;

          o    cash flows from operations;

          o    earnings per share;

          o our market share in the rental of natural gas compression units; and

          o    the market value of our common stock.

Specific Company Financial Metrics - Cash Bonuses

     With respect to compensation we pay in the form of cash bonuses, the Committee sets target performance levels for three specific company financial metrics. The Committee relies on whether these targets are achieved and the individual performance of our executive officers to determine whether cash bonuses are awarded and the amounts of such bonuses. The three financial metrics the Committee considers are:

          o    total revenues;

          o    EBITDA; and

          o    net income before taxes.

     EBITDA is calculated from our audited consolidated financial statements by adding to net income, or loss, (1) amortization and depreciation expense, (2) interest expense and (3) provision for income tax expense.

     We believe that our core executive compensation mix of base salary, cash bonuses and stock options, while fairly limited, presently provides enough diversity for us to link executive compensation to our short-term and long-term objectives. For instance, base salaries and cash bonuses are closely linked to the short-term objectives of providing reasonable and competitive levels of current annual income, while stock options are more closely linked to the long-term objectives of earnings per share and increased market value of our common stock.

Base Salary

     We provide our executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Each year the Committee receives base salary recommendations from our Chief Executive Officer for all of our executive officers (other than our Chief Executive Officer whose base salary is evaluated by the Committee on an annual basis). The Committee reviews comparative salary data and information gathered by the Committee relative to certain of our competitors and industry peers to gain some general knowledge of what our competitors pay their executive officers. The competitors are certain privately held companies in the natural gas industry that are comparable in size to us. We do not consider the specific amounts of the compensation packages offered by our competitors that are public companies because of the considerable size difference between those companies and us, but we do from time to time consider the types of compensation offered by such competitors and the annual increases or decreases on a percentage basis in such compensation. The Committee determines base salary levels by considering the comparative salary data and information gathered by the Committee in conjunction with the factors described under the caption "Individual and Company Performance
- Base Salary and Stock Options" on page 12. We do not give specific weights to any of the factors the Committee considers in determining base salary levels or adjustments thereto. Based on our criteria for base salary level determinations, each executive officer identified below received an increase in annual base salary for 2006 as follows:

                           Mr. Taylor    -       from $155,000 to $175,000;

                           Mr. Wait      -       from $100,000 to $112,500; and

                           Mr. Hazlett   -       from $105,000 to $115,000.

     The base salaries of our officers for 2006 are reflected in column (c) of the "Summary Compensation Table" on page 18.

Short-Term Incentives - Incentive Cash Bonus Program

     The Committee has adopted an incentive cash bonus program or, the "IBP," that provides guidelines for the calculation of annual non-equity incentive based compensation in the form of cash bonuses to our executives, subject to Committee oversight and modification. The bonuses awarded under the IBP are short-term awards in recognition of the overall performance and efforts made by our executives during a particular year. Each year, the Committee approves the group of executives eligible to participate in the IBP and establishes target award opportunities for such executives, excluding our Chief Executive Officer, whose employment agreement provides for a target award opportunity of up to 50% of base salary. Target award opportunities for our executives range from 20% to 50% of base salary.

     In 2006, 90% of an executive officer's IBP award was based on achievement of company financial objectives relating to:

          o    total revenues;

          o    EBITDA; and

          o    net income before taxes.

     Each of these three components accounts for 30% of the total company financial objective portion of the IBP. The remaining 10% of an executive officer's IBP award is based upon individual performance as evaluated by our Chief Executive Officer (except with respect to our Chief Executive Officer whose individual performance is evaluated by the Committee).

     Each year, the Committee sets a target level for each component of the company financial objective portion of the IBP. The payment of awards under the IBP is based upon whether these target levels are achieved for the year. If we achieve the target levels for all components of the company financial object portion of the IBP, an executive with a base salary of $100,000 and a target award opportunity of 40% will receive a cash bonus of $40,000, assuming the executive receives the full amount (10%) of the individual performance portion of the IBP. If we do not achieve the target levels for all of the components, the target award opportunity for each executive officer is decreased by 30% for each component in which there is a shortfall. For instance, if we meet all target levels except the target level for EBITDA, the executive's award opportunity is decreased by 30%. With respect to the executive described above, the award opportunity for such executive would be reduced from 40% to 28% (the target bonus of 40% multiplied by 70%) and the executive would receive a cash bonus of $28,000, assuming the executive receives the full amount of the individual performance portion of the IBP.

     In 2006, we met or exceeded all of our targets and each of our executives received the maximum bonus amount they could be awarded. The cash awards made to our executive officers under the IBP for 2006 are included in column (g) of the "Summary Compensation Table" on page 18.

Long-Term Incentives - Stock Option Grants

     We consider stock options to be a type of long-term incentive compensation that motivates our executive officers to work toward our long-term growth and allows them to participate in the growth and profitability of Natural Gas Services Group. Stock options align the interests of our executive officers with our stockholders in that our executive officers will benefit from the options only to the extent that the value of our common stock increases. The number of options granted to an executive officer is based on an officer's individual performance and his current contributions and potential for future contributions to the overall performance of Natural Gas Services Group.

     All stock options are granted under our 1998 Stock Option Plan, except one stock option was granted outside of the plan to Stephen C. Taylor, our Chief Executive Officer, under the terms of his employment agreement. We do not grant discounted options and exercise prices are not based on a formula. Options granted under our 1998 Stock Option Plan are "at-the-money." In other words, the exercise price of the option equals the closing price of the underlying stock on the actual date of grant.

     On November 21, 2006, the Committee granted stock options to two executive officers. Mr. Taylor was granted an option to purchase 15,000 shares of common stock, and Mr. Wait was granted an option to purchase 5,000 shares. The options have an exercise price of $14.22 per share, the closing price of Natural Gas Services Group's common stock on the date of grant. The option granted to Mr. Taylor is exercisable in two equal annual installments commencing on November 21, 2007 and the option granted to Mr. Wait is exercisable in three equal annual installments commencing on November 21, 2007. The options expire ten years from the grant date. These option grants are reflected in column (j) of the "Grants of Plan-Based Awards Table" on page 19.

     The Compensation Committee does not have any specific program or plan with regard to the timing or dating of option grants, except that it has been the Committee's practice to grant options within thirty days after the latest quarterly or annual earnings release by Natural Gas Services Group. The Committee's practice as to when options are granted has historically been made at the discretion of the Committee. Generally, option grants to executives and other employees have been made at the same time. We have not and do not plan to purposefully time the release of material non-public information for the purpose of affecting the value of executive compensation.

Other Compensation

     We maintain a 401(k) retirement plan in which our executives and employees participate. We match executive and employee contributions to our 401(k) plan, on an equal percentage basis, with cash contributions. The Company matching portion is equal to one-half of the employee's contribution up to a maximum of 3% of the employee's salary. Our matching amounts for our executive officers are included in column (i) of the "Summary Compensation Table" on page 18.

     Other than the reductions that can occur with respect to the target award opportunities of our executives under the IBP, we do not have a written policy or formula regarding the adjustment, reduction or recovery of awards or payments if company performance measures are restated or adjusted in a manner that would reduce the award or payment. However, the Committee does consider compensation realized or potentially realizable from prior compensation awards in setting new types and amounts of compensation, the result of such consideration being varying increases in annual salaries and cash bonuses, with some increases being smaller than previous years.

Employment Agreements

     We currently have written employment agreements with three of our executive officers, including Stephen C. Taylor, Paul D. Hensley and James R. Hazlett. We do not have written employment agreements with any of our other executive officers. We employed Mr. Taylor in January 2005. Mr. Taylor's employment was governed by a verbal arrangement until August 2005 when we negotiated and entered into a written employment agreement with Mr. Taylor. We negotiated and entered into written employment agreements with Messrs. Hensley and Hazlett in January 2005 in connection with our acquisition of SCS.

     The employment agreements of Messrs. Taylor, Hensley and Hazlett provide for, among other things, base salary, incentive cash bonuses under the IBP, and insurance, medical and other benefits generally available to our other employees. Mr. Taylor's employment agreement also contains change of control and severance provisions, as referenced under the caption "Change of Control and Severance Arrangements" on page 22 and more particularly described under the caption "Potential Payments Upon Termination or Change of Control" on page 22. More information regarding the above-referenced employment agreements is provided under the heading "Compensation Agreements with Management" on page 26.

Allocation of Amounts and Types of Compensation

     Other than the stock options we grant to our executives from time to time and the determinations made by the Committee as to specific target award opportunities under our IBP, the allocation of different amounts and types of compensation has not been a consideration for us. The Committee has not adopted a specific policy or target for the allocation between either amounts or types of compensation. However, since our initial public offering in October 2002, the compensation we have paid to our executive officers has emphasized the use of cash rather than non-cash compensation. We have chosen to do this in order to maintain and continue our practice of having a simplified, but effective and competitive, compensation package.

Assistance of Compensation Consultants

     Although the Committee has the authority to retain, at the expense of Natural Gas Services Group, compensation consultants, the Committee has not in the past sought or relied on an outside compensation consultant to evaluate or establish the compensation we pay our executives. While the Committee believes the executive compensation we pay is fair and generally competitive within the natural gas compression industry, the Committee tends to target pay within approximately 20% of what it believes to be the industry median. This approach helps ensure that our executive compensation remains reasonable and lessens the need for an outside consultant to validate such compensation. Our Committee, nevertheless, understands the value of an outside compensation consultant, and in light of our growth over the last three years and the increased level of competition within the natural gas compression industry for attracting and retaining talented executives, is considering retaining a compensation consultant to help the Committee better evaluate our executive compensation.

Change of Control and Severance Arrangements

     Our 1998 Stock Option Plan contains change of control provisions. In addition, Mr. Taylor's employment agreement contains change of control and severance provisions. Information regarding these provisions is provided under the caption "Potential Payments Upon Termination or Change of Control" on page 22.

Stock Ownership/Retention Guidelines

     We have not in the past had written guidelines or policy statements that required our executives to maintain specified levels of stock ownership or adhere to specified "holding" practices with regard to our common stock.

Perquisites

     General Perquisites

     We provide limited perquisites to our executives. The primary perquisites are allowing our executives a choice of receiving an automobile allowance or personal use of a company-provided automobile, and to a lesser extent, the reimbursement of dues for club memberships. In 2006, we reimbursed club membership dues to one of our executive officers, William L. Larkin, Vice President - Sales and Marketing. Mr. Larkin ceased to be employed by Natural Gas Services Group as of October 31, 2006. Although we provide Mr. Taylor with one club membership, since his use of the club is limited solely for business entertainment, we have not considered it to be a perquisite and have not valued it as such for inclusion in column (i) of the Summary Compensation Table on page
18. We do not currently have any executive officers that are reimbursed for club membership dues.

     Our executives also participate in the same medical, dental and life insurance plans as other employees. However, we pay a greater percentage of the premiums for health insurance for our executives than we do for our other employees.

     Cash Payment to Chief Executive Officer Upon Exercise of Stock Option

     As part of the negotiations with Mr. Taylor as to his compensation under his employment agreement and as an inducement to Mr. Taylor to join our employment, we agreed to make a cash payment to Mr. Taylor upon his exercise of the stock option granted to him under his employment agreement in an amount sufficient to place Mr. Taylor in the same after-tax position he would be in if the income recognized by Mr. Taylor upon his exercise of the stock option were taxed at the then applicable Federal capital gains tax rate. Mr. Taylor is responsible for all tax due with respect to this cash payment.

Limit on Deductibility of Certain Compensation

     Provisions of the Internal Revenue Code that restrict the deductibility of certain compensation over one million dollars per year have not been a factor in our considerations or recommendations. Section 162(m) of the Code currently imposes a $1 million limitation on the deductibility of certain compensation paid to specified executives. Excluded from the limitation is compensation that is "performance based." For compensation to be performance based, it must meet certain criteria, including being based on predetermined objective standards approved by stockholders. The Committee has not taken the requirements of
Section 162(m) into account in designing executive compensation. If the compensation level of any executive officer approaches $1.0 million for purposes of Section 162(m), the Committee will assess the implications of Section 162(m) and determine what action would be appropriate, which may be influenced by factors other than full tax deductibility.

                          COMPENSATION COMMITTEE REPORT

     The Committee has reviewed and discussed the Compensation Discussion and Analysis with management.

     Based on its review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended December 31, 2006 and in our proxy statement for the 2007 annual meeting of shareholders.

                                           Members of the Compensation Committee

                                               William F. Hughes, Jr. (Chairman)

                                               Alan A. Baker

                                               John W. Chisholm

                                               Richard L. Yadon

Executive Compensation

     The table below sets forth the compensation earned by our Chief Executive Officer, Stephen C Taylor, and our other named executive officers for services rendered to Natural Gas Services Group, Inc. and its subsidiaries for the fiscal year ended December 31, 2006.

                           Summary Compensation Table

-----------------------------------------------------------------------------------------------------------------------
         Name            Year   Salary    Bonus     Stock   Option    Non-Equity    Change in     All Other      Total
          and                    ($)         ($)     Awards   Awards     Incentive  Pension Value  Compensation   ($)
  Principal Position                                ($)       ($)        Plan          and          ($)(7)
                                                              (3)    Compensation  Nonqualified
                                                                          (6)        Deferred
                                                                                   Compensation
                                                                                     Earnings
          (a)             (b)    (c)       (d)       (e)      (f)         (g)          (h)           (i)          (j)
-----------------------------------------------------------------------------------------------------------------------
Stephen C. Taylor        2006  $175,350      $0       -   $215,550(4)   $87,500          -        $ 7,259      $485,659
  Chairman,
  President and Chief
  Executive Officer

Earl R. Wait             2006  $102,769      $0       -        $0       $39,375          -        $16,490      $158,634
  Vice President -
  Accounting

Paul D. Hensley          2006  $133,110      $0       -       $0        $50,680          -        $10,941      $194,731
  Director,
  President of SCS

James R. Hazlett         2006  $107,715      $0       -       $0        $40,250          -        $ 5,623      $153,588
  Vice President -
  Technical Services

S.  Craig Rogers((1))    2006  $ 93,846      $0       -       $0          N/A            -        $ 8,074      $101,920
  Vice President -
  Operations

William R. Larkin((2))   2006  $ 90,769      $0       -   $ 18,240(5)     N/A            -        $13,887      $122,896
  Vice President -
  Sales and Marketing
-----------------------------------------------------------------------------------------------------------------------

(1)  Mr. Rogers ceased serving as Vice President-Operations on November 10,
     2006.
(2) Mr. Larkin ceased serving as Vice President-Sales and Marketing on October 31, 2006.
(3) The amounts in column (f) reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), associated with stock option grants under our 1998 Stock Option Plan and the stock option grant to Mr. Taylor under his employment agreement and thus include amounts associated with grants made in 2006 and prior to 2006. Assumptions used to calculate these amounts are included in footnote 10 to our audited consolidated financial statements for the fiscal year ended December 31, 2006. There were no stock options exercised or stock awards that vested during the fiscal year ended December 31, 2006 with respect to any named executive officer.
(4) This amount reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), for 15,000 shares that vested on January 13, 2006 under the stock option granted to Mr. Taylor in August 2005 under his employment agreement.
(5) This amount reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), for 4,000 shares that vested on August 26, 2006 under the stock option granted to Mr. Larkin under our 1998 Stock Option Plan.

(6) The amounts in column (g) reflect the cash bonus awards to the named executive officers under our IBP, which is discussed in further detail on page 14 under the caption "Short-Term Incentives - Incentive Bonus Program."
(7) The amounts shown in column (i) include matching contributions made by Natural Gas Services Group to each named executive officer under our 401(k) plan and the aggregate incremental cost to Natural Gas Services Group of perquisites provided to our named executive officers as follows:

-----------------------------------------------------------------------------------------------------------------------
Name                        Automobile     Personal Use of   Reimbursement   Additional Incremental   401(k)     Total
                            Allowance          Company        of Club Dues     Portion of Health      Plan
                                              Provided                        Insurance  Premiums
                                             Automobiles                     Paid for Officers Only
-----------------------------------------------------------------------------------------------------------------------
 Stephen C. Taylor            $  -           $  4,566           $   -             $   927            $1,766   $  7,259

 Earl R. Wait                 9,000               -                 -               4,581             2,909     16,490

 Paul D. Hensley                 -              3,464               -               2,895             4,582     10,941

 James R. Hazlett                -              1,041               -               4,582               -        5,623

 S. Craig Rogers                 -              3,865               -               3,279               930      8,074

 William R. Larkin            7,547               -               2,879               513             2,948     13,887
-----------------------------------------------------------------------------------------------------------------------

Total                       $16,547           $12,936            $2,879           $16,777           $13,135    $62,274
-----------------------------------------------------------------------------------------------------------------------

Grants of Plan Based Awards

     The table below sets forth the estimated future payouts under non-equity incentive plan awards and stock option awards granted and the grant date fair value of the stock option awards.

                        Grants of Plan-Based Awards Table

------------------------------------------------------------------------------------------------------------------------------
                                Estimated Future       Estimated Future Payouts    All          All        Exercise   Grant
                            Payouts Under Non-Equity    Under Equity Incentive    Other         Other         or      Date
                            Incentive Plan Awards(1)          Plan Awards         Stock        Option        Base     Fair
                            -----------------------------------------------------
Name                 Grant   Threshold  Target  Maximum Threshold Target  Maximum  Awards:      Awards:      Price     Value
                      Date     ($)       ($)     ($)      (#)     (#)      (#)    Number       Number         of        of
                                                                                 of Shares  of Securities   Option   Stock and
                                                                                 or Units       Option      ($/Sh)    Awards
                                        ($)      ($)              (#)      (#)     (#)          (#)(2)                  ($)
  (a)                  (b)     (c)      (d)      (e)      (f)     (g)      (h)     (i)            (j)         (k)       (l)
------------------------------------------------------------------------------------------------------------------------------

Stephen C. Taylor    11/21/06   -        -        -        -       -        -        -         15,000       $14.22  $108,150
                       N/A      -                          -       -        -        -           -            -        -
                                      $105,00  $105,000

Earl R. Wait         11/21/06   -        -        -        -       -        -        -          5,000       $14.22   $36,050
                       N/A      -     $ 39,375  $ 39,375   -       -        -        -           -            -        -

Paul D. Hensley        N/A      -     $ 50,680  $ 50,680   -       -        -        -           -            -        -

James R. Hazlett       N/A      -     $ 40,250  $ 40,250   -       -        -        -           -            -        -

S.  Craig Rogers       N/A      -        -        -        -       -        -        -           -            -        -

William R. Larkin      N/A      -        -        -        -       -        -        -           -            -        -
------------------------------------------------------------------------------------------------------------------------------

(1) No amounts are shown in column (c) because there is no minimum bonus amount under our Incentive Bonus Program. The amounts shown in column (d) reflect the product of the target award opportunity for each executive under our Incentive Bonus Program, times the executive's base salary and are based on the assumption that all three components of the company financial objective portion of the IBP (total revenues, EBITDA and net income before taxes) will be met and each executive will receive the full amount of the individual performance portion of the IBP. The amounts shown in column (e) match the amounts shown in column (d) because there are no circumstances under which any executive would be entitled to a cash bonus award under the Incentive Bonus Program that exceeds the target amount. These amounts are based on each executive's current salary and position.

(2) All of the awards reflected in column (j) were made under our 1998 Stock Option Plan.

Incentive Cash Bonus Program

     Our Incentive Cash Bonus Program or, the "IBP," provides for annual non-equity incentive based compensation in the form of cash bonuses to our executive officers. Our Compensation Committee or, the "Committee," administers and determines from year to year the executives that are eligible to participate in the IBP. The Committee establishes target award opportunities for the executives eligible to participate in the plan. These target award opportunities are expressed as a percentage of an executive's base salary. An executive's target award opportunity is the maximum cash bonus an executive is eligible to receive in any one year under the IBP.

     The Committee establishes annual target levels for Natural Gas Services Group's total revenues, EBITDA and net income before taxes and assigns a weight of 30% to each of these components. The executive's individual performance is assigned a weight of 10%. If during the year Natural Gas Services Group achieves all of the target levels established by the Committee for total revenues, EBITDA and net income before taxes, and it is determined by the Committee that an executive is entitled to the full 10% weight assigned to individual performance, the executive is entitled to receive the maximum cash bonus amount for the executive for that year. If any one of the target levels is not met or it is determined that an executive is not entitled to the full 10% weight assigned to individual performance, the cash bonus award for the executive is reduced accordingly. More information regarding the IBP and the calculation of awards is provided under the caption "Short-Term Incentives - Incentive Cash Bonus Program" on page 14.

1998 Stock Option Plan

     Our 1998 Stock Option Plan provides for the issuance of stock options to purchase up to 550,000 shares of our common stock. The purpose of this plan is to attract and retain the best available personnel for positions of substantial responsibility and to provide long-term incentives to employees and consultants and to promote the long-term growth and success of our business. The plan is administered by the Compensation Committee of the Board of Directors. At its discretion, the Compensation Committee may determine the persons to whom stock options may be granted and the terms upon which options will be granted. In addition, the Compensation Committee may interpret the plan and may adopt, amend and rescind rules and regulations for its administration. Option awards are granted with an exercise price equal to the closing price of our common stock at the date of grant and generally vest based on three years of continuous service and have ten-year contractual terms.

     On June 20, 2006, the 1998 Stock Option Plan was amended and approved by our stockholders. The number of shares of common stock authorized for issuance under the 1998 Plan was increased from 150,000 to 550,000. The last date that grants could be made was extended from December 17, 2008 to March 1, 2016. The exercise price of incentive stock options granted to employees who do not own more that 10% of our common stock was changed from not less than 140% of the fair market value per share of our common stock on the date of grant to not less than 100% of the fair market value of our common stock on the date of grant. A provision allowing the Committee to increase, without stockholder approval, the number of shares of stock subject to the 1998 Plan from 150,000 shares to 400,000 shares was eliminated. Also eliminated was a provision allowing the Committee, in its sole discretion, to provide an optionee with the right to exchange, in a cashless transaction, all or part of a stock option for shares of our common stock on terms and conditions determined by the Committee.

     At March 12, 2007, stock options to purchase a total of 158,000 shares of our common stock were outstanding under the 1998 Stock Option Plan, which includes 15,000 shares underlying stock options granted on December 29, 2006 to our six non-employee Directors under the compensation arrangements described under the caption "Compensation of Directors" on page 25. As described under the caption "Compensation Agreements with Management" on page 26, one additional stock option to purchase 45,000 shares of common stock, which was not granted under the 1998 Stock Option Plan, and which was granted on August 26, 2005 without stockholder approval, was also outstanding at that same date.

     A total of 360,000 shares of common stock were available at December 31, 2006 for future grants of stock options under the 1998 Stock Option Plan.

Outstanding Equity Awards at Fiscal Year-End

     The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2006 for our Chief Executive Officer, Stephen C. Taylor, and each other named executive officer.

               Outstanding Equity Awards at Fiscal Year-End Table

-------------------------------------------------------------------------------------------------------------------
                                       Option Awards                                 Stock Awards
                        -------------------------------------------------------------------------------------------

         Name            Number of    Number of   Option    Option   Number   Market       Equity        Equity
                         Securities  Securities  Exercise Expiration   of    Value of     Incentive  Incentive Plan
                         Underlying  Underlying   Price      Date    Shares  Shares     Plan Awards:     Awards:
                        Unexercised  Unexercised                      that   of Stock     Number of     Market or
                        Options (#)  Options (#)                      Have    that        Unearned    Payout Value
                        Exercisable Unexercisable                     Not    Have Not     Shares or    of Unearned
                                                                     Vested   Vested    Other Rights    Shares or
                                                                       (#)               that Have     Other Rights
                                                                                         Not Vested     that Have
                                                                                                       Not Vested
      (a)                   (b)          (c)        (d)       (e)      (f)      (g)         (h)           (i)
-------------------------------------------------------------------------------------------------------------------

Stephen C. Taylor          15,000      30,000     $ 9.22   8/06/2015    -        -           -             -
                             -         15,000     $14.22  11/21/2016
Earl R. Wait               15,000         -       $ 3.25   4/12/2012    -        -           -             -
                             -          5,000     $14.22  11/21/2016
Paul D. Hensley              -            -          -                  -        -           -             -

James R. Hazlett             -            -          -                  -        -           -             -

S.  Craig Rogers(1)        12,000         -       $ 3.25   2/08/2007    -        -           -             -

William R. Larkin(2)        4,000         -       $ 7.50   1/29/2007    -        -           -             -
-------------------------------------------------------------------------------------------------------------------

(1) Before leaving our employment, Mr. Rogers held a fully-vested stock option to purchase 12,000 shares of our common stock. The expiration date of Mr. Rogers' stock option was April 12, 2012; however, under our 1998 Stock Option Plan, upon Mr. Rogers' departure from our employment, the stock option became subject to an accelerated ninety-day expiration period. This accelerated expiration period was February 8, 2007 and Mr. Rogers exercised his stock option in full on January 26, 2007.
(2) Before leaving our employment, Mr. Larkin owned a stock option to purchase 8,000 shares of our common stock, 4,000 of which had vested. The expiration date of Mr. Larkin's stock option was August 26, 2014; however, under 1998 Our Stock Option Plan, the unvested portion of the stock option (4,000 shares) immediately expired and the vested portion (4,000 shares) became subject to an accelerated ninety-day expiration period. This accelerated expiration period was January 29, 2007 and Mr. Larkin exercised his stock option with respect to the vested portion on January 26, 2007.

Potential Payments Upon Termination or Change of Control

     Our 1998 Stock Option Plan contains "change of control" provisions. These provisions are designed to provide some assurance that we will be able to rely upon each executive's services and advice as to the best interests of Natural Gas Services Group and our stockholders without concern that the executive might be distracted by the personal uncertainties and risks created by any proposed or threatened change of control and to promote continuity of our executive team.

     Under our stock option plan, the Committee may adjust the stock options held by our executives upon the occurrence of a change of control. With this authority, the Committee may in its discretion elect to accelerate the vesting of any stock options that were not fully vested and allow for the exercise of such options as to all shares of stock subject thereto.

     Mr. Taylor and Mr. Wait are our only executive officers that hold stock options granted under our stock option plan that have not fully vested. Mr. Taylor holds an option to purchase 15,000 shares of stock, none of which had vested as of December 31, 2006. Mr. Wait holds two stock options to purchase our common stock, one covering 15,000 shares and the other covering 5,000 shares. As of December 31, 2006, Mr. Wait's option to purchase 15,000 shares had fully vested and none of the shares underlying the option to purchase 5,000 shares had vested. The stock options held by Mr. Taylor and Mr. Wait and the exercise price for each of the options are set forth in the "Outstanding Equity Awards at Fiscal Year-End" table on page 21.

     Mr. Taylor' option to purchase 15,000 shares of stock and Mr. Wait's option to purchase 5,000 shares, each having an exercise price of $14.22 per share, could have become fully exercisable on December 31, 2006 assuming a change of control were to have occurred on that date. In this event, Mr. Taylor would have had to pay approximately $213,000 and Mr. Wait would have had to pay approximately $71,000 to purchase the shares. The closing price of our common stock on December 31, 2006, was $13.90 per share. Accordingly, at December 31, 2006, the aggregate value of the shares covered by Mr. Taylor's and Mr. Wait's options were approximately $209,000 and $70,000, respectively, and both Mr. Taylor's and Mr. Wait's options were "out-of-the money." As a result, at December 31, 2006, and assuming the vesting of the options had been accelerated by the Compensation Committee, there was no potential for Mr. Taylor or Mr. Wait to realize any immediate value upon exercise of their respective options at such date.

Change of Control and Severance Arrangements- Stephen C. Taylor's Employment Agreement

     As described under "Employment Agreements" on page 15 and under "Compensation Agreements With Management" on page 26, we have written employment agreements with three of our executive officers: Stephen C. Taylor, our Chief Executive Officer, Paul D. Hensley, President of SCS and a Director, and James
R. Hazlett, Vice-President-Technical Services. Mr. Taylor's employment agreement contains change of control and severance provisions. These provisions were included in Mr. Taylor's employment agreement as part of our negotiations with Mr. Taylor as to the terms of his employment and as an inducement for Mr. Taylor to join Natural Gas Services Group. The change of control and severance provisions are designed to promote stability and continuity with respect to Mr. Taylor's employment as our Chief Executive Officer and President. Our employment agreements with Messrs. Hensley and Hazlett do not contain change of control or severance provisions.

     Mr. Taylor's employment agreement provides that he is entitled to certain severance benefits if his employment is terminated as the result of a "fundamental change" or for any other reason, but excluding the following:

          o    for "cause";

          o the mental or physical incapacity or inability of Mr. Taylor to perform his duties for a period of 120 or more consecutive days or for multiple periods totaling 180 or more days during any twelve-month period;

          o    the death of Mr. Taylor; or

          o    the voluntary retirement or resignation of Mr. Taylor.

     Generally, a "fundamental change" is defined in Mr. Taylor's employment agreement as the occurrence of any of the following:

          o the dissolution, merger or consolidation of Natural Gas Services Group;

          o the sale of all or substantially all of the assets of Natural Gas Services Group;

          o the recapitalization or any other type of transaction which results in 51% or more of the common stock of Natural Gas Services Group being changed into, or exchanged for, different securities of Natural Gas Services Group, or other securities in other entities; or

          o any change in the duties, functions, responsibilities or authority of Mr. Taylor or any decrease in his base salary.

The severance benefits provided to Mr. Taylor upon the occurrence of a fundamental change include:

          o    a single lump sum cash payment equal to 200% of his base salary;

          o    immediate vesting of all unvested stock options;

          o continued health care and insurance benefits and premium payments for a period of 18 months from the date of termination;

          o bonuses or individual incentive compensation not yet paid but earned prior to the year of termination;

          o bonuses or individual incentive compensation earned during the fiscal year, prorated to reflect the date of termination; and

          o immediate vesting of 100% of all other compensation plans or bonus or incentive plans that Mr. Taylor contributed to at the date of termination, except to the extent covered by the benefits listed above.

     In connection with this employment agreement, Mr. Taylor was granted a stock option to purchase 45,000 shares of our common stock at an exercise price of $9.22 per share. Unlike his employment agreement, the stock option agreement provides that upon the occurrence of a fundamental change (without the termination of Mr. Taylor) or the termination of Mr. Taylor as a result of his incapacity or inability to perform his duties, the voluntary retirement or resignation of Mr. Taylor, or the death of Mr. Taylor, the stock option vests in full on the date immediately prior to the effective date of the occurrence of any of these events. These provisions were negotiated by Mr. Taylor and us and were included in Mr. Taylor's compensation package as an additional inducement for him to join our employment.

     The table below shows the potential payments to Mr. Taylor under the change of control and severance provisions contained in his employment agreement and the stock option agreement entered into in connection with his employment agreement. The potential payments are based on Mr. Taylor's salary level and compensation package as of December 31, 2006, and the assumption that the change of control or severance event occurred on December 31, 2006.

                Chief Executive Officer Potential Payments Table

-------------------------------------------------------------------------------------------------------------------
   Potential Payments      Fundamental  Termination   Voluntary      Death    Incapacity Termination    Termination
   and other Benefits         Change        Upon     Resignation                  or      for Cause    Without Cause
upon a Change of Control                Fundamental      or                    Inability
      or Severance                         Change    Retirement               to Perform
                                                                                Duties
-------------------------------------------------------------------------------------------------------------------
Compensation:

 Salary                         -         $350,000       -            -           -           -           $350,000

 Short-Term Incentive
 Compensation-Cash
 Bonus Under IBP                -         $ 87,500       -            -           -           -           $ 87,500

 Long-Term Incentive
 Stock Option Grants         $215,550     $215,550     $215,550    $215,550    $215,550       -           $215,550

Benefits:

 401(k) Plan                    -         $ 8,583        -            -           -           -           $ 8,583

 Medical Benefits               -         $ 5,209        -            -           -           -           $ 5,209

 Life Insurance Benefits        -         $ 1,135        -            -           -           -           $ 1,135

 Other                          -           -            -            -           -           -
-------------------------------------------------------------------------------------------------------------------

     Total                   $215,550     $667,977     $215,550    $215,550    $215,550       -           $667,977
-------------------------------------------------------------------------------------------------------------------

Compensation of Directors

     We use a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on our Board of Directors. In setting compensation for our Directors, we consider the substantial amount of time that Directors expend in fulfilling their duties to Natural Gas Services Group and our shareholders, as well as the skill-sets required to fulfill these duties.

     The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of our non-employee Directors during the fiscal year ended December 31, 2006.

                           Director Compensation Table

-------------------------------------------------------------------------------------------------------------------
            Name                Fees      Stock    Option     Non-Equity      Change in         All          Total
                               Earned     Awards   Awards      Incentive    Pension Value      Other          ($)
                                 Or        ($)    ($)(3)(4)     Plan            and        Compensation
                                Paid                         Compensation   Nonqualified       ($)
                                 ($)                             ($)          Deferred
                                                                            Compensation
                                                                              Earnings
        (a)                      (b)        (c)      (d)         (e)            (f)            (g)            (h)
-------------------------------------------------------------------------------------------------------------------
Charles G. Curtis              $12,500       -     $34,750        -              -              -           $47,250

Gene A. Strasheim(1)           $17,500       -     $34,750        -              -              -           $52,250

William F. Hughes              $12,500       -     $34,750        -              -              -           $47,250

Richard L. Yadon               $12,500       -     $34,750        -              -              -           $47,250

Alan A. Baker                  $12,500       -     $34,750        -              -              -           $47,250

John W.  Chisholm(2)           $ 3,750       -     $34,750        -              -              -           $38,500
-------------------------------------------------------------------------------------------------------------------

(1) Mr. Strasheim served as the Chairman of the Audit Committee in 2006, and as a result, he received an additional cash fee of $1,250 per quarter.
(2) Effective December 19, 2006, the Board of Directors voted to increase the number of Directors constituting our Board of Directors from seven to eight and appointed Mr. Chisholm to fill the vacancy created by the increase in the number of Directors.
(3) On December 29, 2006, each of our non-employee Directors was granted a stock option to purchase 2,500 shares of common stock at an exercise price of $13.90 per share, the closing price of our common stock on December 29, 2006. Initially, the stock options were exercisable for a term of ten years from the date of grant. On January 15, 2007, the Compensation Committee unanimously consented to an amendment to the stock options, making the stock options exercisable for a term of ten years from January 1, 2007, rather than from the date of grant.
(4) The amounts set forth in column (d) represent the dollar amounts we recognized for financial statement reporting purposes for 2006 in accordance with FAS 123R with respect to the stock options granted to our non-employee Directors. The grant date fair value, as calculated in accordance with FAS 123R, for the stock options granted to our non-employee Directors in 2006 was $38,000 for each option.

     Cash Compensation Paid to Directors

     We pay our non-employee Directors a quarterly cash fee for their attendance at each meeting at our Board of Directors. Until July 1, 2006, the quarterly cash fee payable to each of our non-employee Directors was $2,500 per quarter. On June 21, 2006, our Board of Directors approved an increase in the cash fees payable to our non-employee Directors. Effective July 1, 2006, the quarterly cash fees payable to our non-employee Directors were increased from $2,500 to $3,750 per quarter.

     In addition, the Chairman of the Audit Committee is entitled to an additional quarterly cash fee in the amount of $1,250.

     Equity Based Compensation Paid to Directors

     Each non-employee Director is entitled to receive an annual stock option covering 2,500 shares of our common stock for their services as a Director. The options granted to our non-employee Directors are granted under our 1998 Stock Option Plan. The options typically vest immediately and are exercisable for a term of 10 years from the date of grant, subject to earlier termination pursuant to the terms of the standard non-statutory stock option agreement under our 1998 Stock Option Plan. The options issued to our non-employee Directors have an exercise price equal to the fair market value of our common stock on the date of grant.

     Directors who are employees of Natural Gas Services Group do not receive any compensation for their services as Directors.

     Other

     All Directors are reimbursed for their expenses incurred in connection with attending meetings.

     Natural Gas Services Group provides liability insurance for its directors and officers. The cost of this coverage for 2006 was approximately $129,000.

     We do not offer non-employee Directors travel accident insurance, life insurance or a pension or retirement plan.

Compensation Agreements with Management

     On August 24, 2005, we entered into a three year employment agreement with Stephen C. Taylor to serve as our President and Chief Executive Officer. The employment agreement provides for an annual base salary of $155,000; an annual bonus of up to 50% of Mr. Taylor's annual base salary; four weeks of vacation each year; a vehicle allowance; moving expense reimbursement of up to $20,000; reimbursement for three monthly mortgage payments made by Mr. Taylor for his prior residence in Houston, Texas; and standard medical and other benefits provided to all of our employees. The agreement contains provisions restricting the use of confidential information, requiring that business opportunities and intellectual property developed by Mr. Taylor become our property; and prohibiting Mr. Taylor from competing with us during his employment and for the two years following the date he ceases to be employed by us within the areas consisting of Midland and Ector Counties, Texas, Tulsa County, Oklahoma and all adjacent counties. The agreement is subject to termination upon certain "fundamental changes;" the death or mental or physical incapacity or inability of Mr. Taylor; the voluntary resignation or retirement of Mr. Taylor; or the termination of Mr. Taylor's employment for "cause", within the meaning of the agreement. If Mr. Taylor's employment is terminated as the result of a fundamental change or other than for cause, he is entitled to receive a single lump sum cash payment equal to 200% of his base salary. As an inducement to obtain Mr. Taylor's services, we also agreed to grant to Mr. Taylor a stock option to purchase 45,000 shares of common stock. We granted the option to Mr. Taylor, without stockholder approval, on August 24, 2005. The option is exercisable in three equal annual installments, commencing on January 13, 2006. The exercise price of the options is $9.22, the fair market value of our common stock on January 13, 2005, the date we initially hired Mr. Taylor. The option expires ten years from the date of grant. Mr. Taylor's base salary increased to $210,000 on January 15, 2007.

     When we acquired SCS on January 3, 2005, Paul D. Hensley, one of the former stockholders of SCS, entered into a three year employment agreement with SCS to serve as the President of SCS. Mr. Hensley is also currently a director of SCS and a Director of Natural Gas Services Group, Inc. The employment agreement provides for an initial annual base salary in the amount of $126,700 and participation by Mr. Hensley in our employee benefit plans as in effect from time to time. The agreement also contains provisions restricting the use of confidential information; requiring that business opportunities and intellectual property developed by Mr. Hensley become the property of SCS; and prohibiting Mr. Hensley from competing with us within an area consisting of Tulsa County, Oklahoma and all adjacent counties. The agreement may be terminated by us for "cause", within the meaning of the agreement, and automatically terminates upon the occurrence of any "fundamental change" with respect to SCS or

Natural Gas Services Group. The agreement also automatically terminates upon the death, voluntary resignation or retirement of Mr. Hensley or the inability of Mr. Hensley to perform his duties for a consecutive period of 120 days or a non-consecutive period of 180 days during any twelve month period.

     On January 3, 2005, James R. Hazlett, one of the former stockholders of SCS, also entered into a three year employment agreement with SCS to continue in his position as a Vice President of SCS. In June 2005, Mr. Hazlett also became Vice President-Technical Services of Natural Gas Services Group. The employment agreement provides for an initial annual base salary in the amount of $105,000 and participation by Mr. Hazlett in our employee benefit plans. The agreement contains provisions restricting the use of confidential information; requiring that business opportunities and intellectual property developed by Mr. Hazlett becomes the property of SCS; and prohibiting Mr. Hazlett from competing with us within an area consisting of Tulsa County, Oklahoma and all adjacent counties. The agreement may be terminated by us for "cause", within the meaning of the agreement, and automatically terminates upon the occurrence of any "fundamental change" with respect to SCS or Natural Gas Services Group. The agreement also automatically terminates upon the death, voluntary resignation or retirement of Mr. Hazlett or the inability of Mr. Hazlett to perform his duties for a consecutive period of 120 days or a non-consecutive period of 180 days during any twelve month period. Mr. Hazlett's base salary increased to $115,000 on December 1, 2006.

Limitations on Directors' and Officers' Liability

     Our Articles of Incorporation provide our officers and directors with certain limitations on liability to us or any of our stockholders for damages for breach of fiduciary duty as a director or officer involving certain acts or omissions of any such director or officer.

     This limitation on liability may have the effect of reducing the likelihood of derivative litigation against directors and officers and may discourage or deter shareholders or management from bringing a lawsuit against directors and officers for breach of their duty of care even though such an action, if successful, might otherwise have benefited our stockholders and us.

     Our Articles of Incorporation and bylaws provide certain indemnification privileges to our directors, employees, agents and officers against liabilities incurred in legal proceedings. Also, our directors, employees, agents or officers who are successful, on the merits or otherwise, in defense of any proceeding to which he or she was a party, are entitled to receive indemnification against expenses, including attorneys' fees, incurred in connection with the proceeding.

     We are not aware of any pending litigation or proceeding involving any of our directors, officers, employees or agents as to which indemnification is being or may be sought, and we are not aware of any other pending or threatened litigation that may result in claims for indemnification by any of our directors, officers, employees or agents.

     Even though we maintain directors and officers' liability insurance, the indemnification provisions contained in the Articles of Incorporation and bylaws of Natural Gas Services Group, Inc. remain in place.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Related Person Transactions

     In October 2004, we entered into a Stock Purchase Agreement with Screw Compression Systems, Inc. or "SCS", and the three stockholders of SCS, Paul D. Hensley, James R. Hazlett and Tony Vohjesus. Under this agreement, we purchased all of the outstanding shares of capital stock of SCS from Messrs. Hensley, Hazlett and Vohjesus. Mr. Hensley is currently the president of SCS and a Director of Natural Gas Services Group. Mr. Hazlett became Vice President - Technical Services of Natural Gas Services Group in June 2005 and also continues to serve as a vice President of SCS. Mr. Vohjesus remains employed by SCS as a vice president. The acquisition was completed on January 3, 2005 and SCS is now operated as a wholly owned subsidiary of Natural Gas Services Group.

     Under terms of the Stock Purchase Agreement, we appointed Mr. Hensley as a Director of Natural Gas in January, 2005 to fill a vacancy existing on its Board of Directors, to hold office until the 2005 annual meeting of shareholders. Mr. Hensley was elected as a Director at the annual meeting of shareholders held in June 2005.

     Based on Mr. Hensley's pro rata ownership of SCS, he received $5.6 million in cash; 426,829 shares of Natural Gas Services Group common stock; and a promissory note issued by Natural Gas Services Group in the principal amount of $2.1 million, bearing interest at the rate of 4.00% per annum, maturing January 3, 2008 and secured by a letter of credit in the initial aggregate face amount of $1.4 million. Mr. Hazlett received $800,000 in cash; 60,976 shares of Natural Gas Services Group common stock; and a promissory note in the principal amount of $300,000, bearing interest at the rate of 4.00% per annum, maturing January 3, 2008 and secured by a letter of credit in the initial aggregate face amount of $200,000. Mr. Vohjesus received $1.6 million in cash; 121,951 shares of Natural Gas Services Group common stock; and a promissory note in the principal amount of $600,000, bearing interest at the rate of 4.00% per annum, maturing January 3, 2008 and secured by a letter of credit in the initial aggregate face amount of $400,000. The promissory notes are payable in three equal annual installments, with the first installment due and payable on January 3, 2006. Subject to the consent of the holder of each respective note, principal payments may be made by Natural Gas Services Group in shares of common stock valued at the average daily closing prices of the common stock on the American Stock Exchange for the twenty consecutive trading days commencing thirty days before the due date of the principal payment, or by combination of cash and shares of common stock. On January 3, 2006, Mr. Hensley received $700,000 in principal and $84,000 in interest; Mr. Hazlett received $100,000 in principal and $12,000 in interest; and Mr. Vohjesus received $200,000 in principal and $24,000 in interest. On January 3, 2007, Mr. Hensley received $700,000 in principal and $56,000 in interest; Mr. Hazlett received $100,000 in principal and $8,000 in interest; and Mr. Vohjesus received $200,000 in principal and $16,000 in interest.

     Excluding accrued and unpaid interest, at March 12, 2007, we were indebted to Mr. Hensley in the aggregate principal amount of $700,000, which is secured by a letter of credit in the amount of $700,000; we were indebted to Mr. Hazlett in the aggregate principal amount of $100,000, which is secured by a letter of credit in the amount of $100,000; and we were indebted to Mr. Vohjesus in the aggregate principal amount of $200,000, which is secured by a letter of credit in the amount of $200,000.

     Under terms of a Stockholders' Agreement entered into as required by the Stock Purchase Agreement, for a period of two years following the closing, each of Messrs. Hensley, Hazlett and Vohjesus had the right, subject to certain limitations, to include or "piggyback" the shares of common stock he received in the transaction in any registration statement we filed with the Securities and Exchange Commission. The Stockholders' Agreement also provides that Messrs. Hensley, Hazlett and Vohjesus will not for a period of three years acquire or agree, offer, seek or propose to acquire beneficial ownership of any assets or businesses or any additional securities issued by us, or any rights or options to acquire such ownership; contest any election of directors by the stockholders of Natural Gas Services Group; or induce or attempt to induce any other person to initiate any stockholder proposal or a tender offer for any of our voting securities; or enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing.

Procedures for Reviewing Certain Transactions

     On March 7, 2007, we adopted a written policy for the review, approval or ratification of related party transactions. All of our officers, directors and employees are subject to the policy. Under this policy, the Audit Committee will review all related party transactions for potential conflict of interest situations. Generally, our policy defines a "related party transaction" as a transaction in which we are a participant and in which a related party has an interest. A "related party" is:

     o a director, officer or employee of Natural Gas Services or a nominee to become a director;

     o    an owner of more than 5% of our outstanding common stock;

     o    certain family members of any of the above persons; and

     o any entity in which any of the above persons is employed or is a partner or principal or in which such person has a 5% or greater ownership interest.

     Approval Procedures

     Before entering into a related party transaction, the related party or the department within Natural Gas Services responsible for the potential transaction must notify the Chief Executive Officer or the Audit Committee of the facts and circumstances of the proposed transaction. If the amount involved is equal to or less than $100,000, the proposed transaction will be submitted to the Chief Executive Officer. If the amount involved exceeds $100,000, the proposed transaction will be submitted to the Audit Committee. Matters to be submitted will include:

     o the related party's relationship to Natural Gas Services and interest in the transaction;

     o    the material terms of the proposed transaction;

     o    the benefits to Natural Gas Services of the proposed transaction;

     o the availability of other sources of comparable properties or services; and

     o whether the proposed transaction is on terms comparable to terms available to an unrelated third party or to employees generally.

     The Chief Executive Officer or the Audit Committee, as applicable, will then consider all of the relevant facts and circumstances available, including the matters described above and, if applicable, the impact on a director's independence. Neither the Chief Executive Officer nor any member of the Audit Committee is permitted to participate in any review, consideration or approval of any related party transaction if such person or any of his or her immediate family members is the related party. After review, the Chief Executive Officer or the Audit Committee, as applicable, may approve, modify or disapprove the proposed transaction. Only those related party transactions that are in, or are not inconsistent with, the best interests of Natural Gas Services and its stockholders will be approved.

     Ratification Procedures

     If an officer or director of Natural Gas Services becomes aware of a related party transaction that has not been previously approved or ratified by the Chief Executive Officer or the Audit Committee then, if the transaction is pending or ongoing, the transaction must be submitted, based on the amount involved, to either the Chief Executive Officer or the Audit Committee and the Chief Executive Officer or the Audit Committee will consider the matters described above. Based on the conclusions reached, the Chief Executive Officer or the Audit Committee, as applicable, will evaluate all options, including ratification, amendment or termination of the related party transaction. If the transaction is completed, the Chief Executive Officer or the Audit Committee will evaluate the transaction, taking into account the same factors as described above, to determine if rescission of the transaction or any disciplinary action is appropriate, and will request that we evaluate our controls and procedures to determine the reason the transaction was not submitted to the Chief Executive Officer or the Audit Committee for prior approval and whether any changes to the procedures are recommended.

           PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of May 8, 2007, the beneficial ownership of our common stock by (1) each of our directors (and nominees for director),
(2) each of our executive officers; (3) all of our executive officers and directors (and nominees) as a group; and (4) each person known by us to beneficially own more than five percent of our common stock.


          Name and Address                                      Amount and Nature                    Percent
                                                                                                       Of
         of Beneficial Owner                                of Beneficial Ownership(1)              Class(2)
     ------------------------------                         ---------------------------            ------------
     Alan A. Baker                                                  2,500(3)                            *
     2702 Briar Knoll Court
     Sugar Land,  Texas  77479

     John W. Chisholm                                               2,500(4)                            *
     539 Green Isle Beach
     Montgomery, Texas 77356

     Charles G. Curtis                                             76,357(5)                            *
     1 Penrose Lane
     Colorado Springs, Colorado 80906

     Paul D. Hensley                                              326,829                             2.71%
     3005 N. 15th Street
     Broken Arrow,  Oklahoma  74012

     William F. Hughes, Jr.                                       202,000(6)                          1.67%
     42921 Normandy Lane
     Lancaster, California  93536

     Gene A. Strasheim                                             11,000(7)                            *
     165 Huntington Place
     Colorado Springs,  Colorado 80906

     Stephen C. Taylor                                             31,000(8)                            *
     2911 South County Road 1260
     Midland, Texas  79706

     Richard L. Yadon                                             278,683(9)                          2.31%
     4444 Verde Glen Ct.
     Midland,  Texas 79707

     Earl R. Wait                                                  45,870(10)                           *
     2911 South County Road 1260
     Midland,  Texas 79706

     James R. Hazlett                                              51,976                               *
     2911 South County Road 1260
     Midland, Texas  79706

                                       30

     Westcliff Capital Management, LLC                            927,150(11)                         7.68%
     200 Seventh Avenue, Suite 105
     Santa Cruz, California 95062

     Keeley Asset Management Corp.                                755,000(12)                         6.26%
     401 South LaSalle Street
     Chicago, Illinois 60605

     Wellington Management Company, LLP                         1,328,000(13)                        11.00%
     75 State Street
     Boston, Massachusetts 02109

     Mazama Capital Management, Inc.                            1,028,600(14)                         8.52%
     One Southwest Columbia Street, Suite 1500
     Portland, Oregon 97258

     All  directors  (and  nominees)  and executive
     officers as a group (10 persons)                           1,028,715(15)                         8.46%

     --------------------------------

     * Less than one percent.

     (1) Unless otherwise indicated, all shares of common stock are held directly with sole voting and investment powers. None of the shares of common stock beneficially owned by our officers and directors have been pledged as security.

     (2) Securities not outstanding, but included in the beneficial ownership of each such person, are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. Shares of common stock that may be acquired within sixty days of May 8, 2007 upon exercise of outstanding stock options are deemed to be outstanding.

     (3) All of such shares of common stock may be acquired upon exercise of a stock option granted under our 1998 Stock Option Plan.

     (4) All of such shares of common stock may be acquired upon exercise of a stock option granted under our 1998 Stock Option Plan.

     (5) Includes 12,500 shares of common stock that may be acquired upon the exercise of stock options granted under our 1998 Stock Option Plan.

     (6) Includes 190,500 shares of common stock indirectly owned by Mr. Hughes through the William and Cheryl Hughes Family Trust and 10,000 shares that may be acquired upon the exercise of stock options granted under our 1998 Stock Option Plan. Mr. and Mrs. Hughes are co-trustees of the William and Cheryl Hughes Family Trust and have shared voting and investment powers with respect to the shares held by the trust. Mr. and Mrs. Hughes are beneficiaries of the trust along with their two children.

     (7) Includes 7,500 shares of common stock that may be acquired upon exercise of stock options granted under our 1998 Stock Option Plan.

     (8) Includes 30,000 shares of common stock that may be acquired upon exercise of a stock option granted to Mr. Taylor as an inducement for his employment.

     (9) Includes 10,000 shares of common stock that may be acquired upon the exercise of stock options granted under our 1998 Stock Option Plan.

     (10) Includes 15,000 shares of common stock that may be acquired upon the exercise of a stock option granted under our 1998 Stock Option Plan.

     (11) As reported in Schedule 13G filed with the Securities and Exchange Commission on February 6, 2007, Westcliff Capital Management, LLC has shared voting and dispositive powers with respect to such shares. Westcliff, as investment manager of various client accounts, and Richard S. Spencer III, as Westcliff's manager and majority owner, may be deemed to beneficially own the stock owned by such accounts, in that they may be deemed to have the power to direct the voting or disposition of that stock.

     (12) As reported in Schedule 13G filed with the Securities and Exchange Commission on February 13, 2007, Keeley Asset Management Corp., an investment adviser, and Keeley Small Cap Value Fund, Inc., an investment company, have shared voting and dispositive powers with respect to such shares.

     (13) As reported in Amendment No. 1 to Schedule 13G filed with the Securities and Exchange Commission on February 14, 2007, Wellington Management Company, LLP, in its capacity as investment adviser, may be deemed to beneficially own such shares and has shared voting powers with respect to 758,000 shares and shared dispositive powers with respect to 1,328,000 shares.

     (14) As reported in Schedule 13G filed with the Securities and Exchange Commission on February 8, 2007, Mazama Capital Management, Inc., in its capacity as an investment adviser, may be deemed to beneficially own such shares and has sole voting power with respect to 560,900 shares and sole dispositive power with respect to 1,028,600 shares.

     (15) Includes 90,000 shares of common stock that may be acquired upon the exercise of stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers to file periodic reports of beneficial ownership with the Securities and Exchange Commission. These reports show the directors' and officers' ownership, and the changes in ownership, of common stock and other equity securities of Natural Gas Services Group.

     Based solely on a review of the Forms 3, 4 and 5 and amendments thereto furnished to us for 2006, certain of our directors and officers did not file on a timely basis reports of transactions in our equity securities required by
Section 16(a) of the Securities Exchange Act of 1934. These transactions and related reports are described in the following paragraphs.

     On December 29, 2006, a stock option to purchase 2,500 shares of our common stock was granted to each of our six non-employee directors, including Richard
L. Yadon, Charles G. Curtis, William F. Hughes, Jr., Gene A. Strasheim, Alan A. Baker and John Chisholm. Form 4 reports for each Director reflecting these option grants were filed on January 5, 2007, or two days late.

     On March 8, 2006, Mr. Hensley and Mr. Hughes sold 100,000 and 50,000 shares of common stock, respectively, in our underwritten public offering. Form 4 Reports reporting theses sales were filed on March 30, 2006, or twenty days late.

     On December 19, 2006, Mr. Chisholm was appointed as a Director of Natural Gas Services Group, Inc. A Form 3 report reflecting Mr. Chisholm's appointment as a Director was filed on January 3, 2007, or five days late.

                          REPORT OF THE AUDIT COMMITTEE

     Our Audit Committee is responsible for overseeing the integrity of Natural Gas' financial statements; financial reporting processes; compliance with legal and regulatory requirements; the independent auditor's qualifications and independence; and the performance of Natural Gas' internal accounting functions and independent auditors.

         Our independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing an independent accountants' report on such financial statements. The Audit Committee reviews with management our consolidated financial statements; reviews with the independent accountants their independent accountants' report; and reviews the activities of the independent accountants. The Audit Committee selects our independent accountants each year. The Audit Committee also considers the adequacy of our internal controls and accounting policies. The chairman and members of the Audit Committee are all independent directors of our Board of Directors within the meaning of Section 121(A) of the listing standards of the American Stock Exchange.

         The Audit Committee has reviewed and discussed our audited financial statements with management of Natural Gas Services Group. The Audit Committee has discussed with our independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). In addition, the Audit Committee has received the written disclosures and the letter from our independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent accountants matters pertaining to their independence. Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for 2006 for filing with the Securities and Exchange Commission. The Audit Committee and Board of Directors has also selected Hein & Associates LLP as our independent auditors for the fiscal year ending December 31, 2007.


                                  Respectfully submitted by the Audit Committee,

                                  Gene A. Strasheim, Chairman
                                  Charles G. Curtis
                                  William F. Hughes, Jr.

       PROPOSAL 2 - RATIFICATION OF REAPPOINTMENT OF INDEPENDENT AUDITORS

     The Audit Committee has reappointed the firm of Hein & Associates LLP as independent auditors for the fiscal year ending December 31, 2007. If the shareholders do not ratify this appointment, the Audit Committee may consider other independent public accountants or continue the appointment of Hein & Associates LLP. Shareholder ratification of the appointment is not required under the laws of the State of Colorado, but the Board believes it is important to allow the shareholders to vote on this proposal.

     Representatives of Hein & Associates LLP are expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement at the annual meeting if they desire to do so. It is expected that such representatives will be available to respond to appropriate questions.

     The Board of Directors recommends that the shareholders vote "for" the ratification of the reappointment of Hein & Associates LLP as Natural Gas' independent auditors for the fiscal year ending December 31, 2007.

Principal Accountant Fees

     Our principal accountant for the fiscal years ended December 31, 2006 and 2005 was Hein & Associates LLP.

     Audit Fees

     The aggregate fees billed for professional services rendered by Hein & Associates LLP for the audit of our financial statements for our fiscal years ended December 31, 2006 and 2005 and the review of the financial statements on Forms 10-Q and 10-QSB, respectively, for the fiscal quarters in such fiscal years were approximately $265,000 and $177,000, respectively. These fees also include update audit procedures performed by Hein & Associates LLP for the issuance of consents for the inclusion of audit opinions in various registration statements we filed with the Securities and Exchange Commission during these years and consultation regarding Sarbanes-Oxley internal controls implementation.

     Audit Related Fees

     The aggregate fees billed for assurance and related services by Hein & Associates LLP during our fiscal years ended December 31, 2006 and 2005 were approximately $50,000 and $155,000, respectively. These fees were mainly related to the audits for the acquisition of SCS, and procedures performed in connection with a registration statement on Form S-1 filed with the Securities and Exchange Commission.

     Tax Fees

     We were not billed by Hein & Associates LLP for any tax services during the year ended December 31, 2005 or December 31, 2006.

     All Other Fees

     No other fees were billed by Hein & Associates LLP during our fiscal years ended December 31, 2005 and 2006.

Audit Committee Pre-Approval Policies and Procedures

     As of the date of this proxy statement, our Audit Committee had not established general pre-approval policies and procedures for the engagement of our principal accountant to render audit or non-audit services. However, in accordance with Section 10A(i) of the Securities Exchange Act of 1934, as amended, and because we do not have a general pre-approval policy, our Audit Committee, as a whole, specifically pre-approves each audit or non-audit service before our accountant is engaged to provide those services.

     Certain rules of the Securities and Exchange Commission provide that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, subject, however, to a de minimus exception contained in the rules. The Audit Committee pre-approved all services provided by Hein & Associates LLP in 2006 and the de minimus exception was not used.


                              SHAREHOLDER PROPOSALS

     Under SEC Rule 14a-8, if a shareholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2008 annual meeting of shareholders, the proposal must be received by us at our principal executive offices at 2911 South County Road 1260, Midland, Texas 79706 by January 18, 2008, unless the date of our 2008 annual meeting of shareholders is more than 30 days from the anniversary date of our 2007 Annual Meeting of Shareholders, in which case the deadline is a reasonable time before we print and mail our proxy materials for the 2008 annual meeting of shareholders. The proposal should be sent to the attention of the Secretary of Natural Gas Services Group.

     The SEC also sets forth procedures under which shareholders may make proposals outside of the process described above in order for a shareholder to introduce an item of business at an annual meeting of shareholders. A proposal may not be presented at the 2008 annual meeting and no persons may be nominated for election to the Board at that meeting unless we receive notice of the proposal or nomination no later than April 3, 2008. Your notice should be addressed to President, Natural Gas Services Group, Inc., 2911 South County Road 1260, Midland, Texas 79706. Your notice must comply with the requirements set forth in our bylaws, a copy of which may be obtained from the Secretary of Natural Gas Services Group.

     In order to curtail controversy as to the date on which a proposal was received by us, it is suggested that proponents submit their proposals by certified mail-return receipt requested. Such proposals must also meet the other requirements established by the SEC for shareholder proposals.


             SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     Because of Natural Gas' small size, to date we have not developed formal processes by which shareholders may communicate directly with directors. Instead, we believe that our informal process permitting communications to be sent to the Board of Directors either generally or in care of a corporate officer, has served the shareholders' needs. Until formal procedures are developed and posted on our website (www.ngsgi.com), any communication to the Board of Directors may be mailed to the Board, in care of the President of Natural Gas Services Group, Inc. at 2911 South County Road 1260, Midland, Texas 79706. Shareholders should clearly note on the mailing envelope that the letter is a "Shareholder-Board Communication." All such communications should identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board of Directors or just certain specified individual directors. The Secretary of Natural Gas Services Group will make copies of all such communications and circulate them to the appropriate director or directors.


                             SOLICITATION OF PROXIES

     The cost of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by Natural Gas Services Group. In addition to soliciting proxies by mail, Natural Gas Services Group and its directors, officers and regular employees may also solicit proxies personally, by telephone or by other appropriate means. No additional compensation will be paid to directors, officers or other regular employees for such services. Banks, brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of shares of Natural Gas Services Group held of record by such persons and Natural Gas Services Group will reimburse them for their charges and expenses in this connection.

                                  OTHER MATTERS

     Our Board of Directors does not know of any matters to be presented at the meeting other than the matters set forth herein. If any other business should come before the meeting, the person's named in the enclosed proxy card will vote such proxy according to their judgment on such matters.


     You may obtain our 2006 Annual Report on Form 10-K for the fiscal year ended December 31, 2006 without charge upon written request to Stephen C. Taylor, President, at Natural Gas Services Group, Inc., 2911 South County Road 1260, Midland, Texas 79706. In addition, the exhibits to the Annual Report on Form 10-K for the fiscal year ended December 31, 2006 may be obtained by any shareholder upon written request to Mr. Taylor.


                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           /s/Stephen C. Taylor

                                           Stephen C. Taylor

                                           Chairman of the Board, President and
                                           Chief Executive Officer

Midland, Texas
May 14, 2007

                            LYNCH, CHAPPELL & ALSUP
                             The Summit, Suite 700
                              300 North Marienfeld
                              Midland, Texas 79701
                                 (432) 683-3351
                            Facsimile (432) 683-8346


                                  May 14, 2007


Securities and Exchange Commission
100 F Street NE
Washington, D.C. 20549-7010

     Re:  Natural Gas Services Group, Inc.; Definitive Proxy Material

Gentlemen:

     Pursuant to Rule 14a-6(a) and Regulation 14A under the Securities Exchange Act of 1934, as amended, transmitted herewith on behalf of Natural Gas Services Group, Inc. (the "Company") is the Company's definitive proxy statement (including the form of proxy card) to be sent to the shareholders of the Company on or about May 14, 2007 in connection with the Company's annual meeting of shareholders scheduled to be held on June 19, 2007.

     If the Staff has any questions, it would be appreciated if they would call the undersigned at (432) 683-3351.


                                Very truly yours,


                              /S/ Thomas W. Ortloff

TWO/lhc